Filed pursuant to Rule 424(b)(3)relating to Registration No. 333-38754






PROSPECTUS SUPPLEMENT No. 2
(To Prospectus dated July 13, 2000)




                               29,052 Shares

                         UNIROYAL TECHNOLOGY CORPORATION

                                  COMMON STOCK

                               ------------------


         This prospectus supplement and the accompanying prospectus relate to the offer and sale by the selling stockholders of Uniroyal Technology Corporation listed on page 2 of this prospectus supplement of a total of 29,052 shares of Uniroyal common stock. This prospectus supplement should be read in conjunction with the accompanying prospectus, and this prospectus supplement is qualified by reference to the prospectus except to the extent that the information contained in this prospectus supplement supersedes the information contained in the prospectus.

         Uniroyal common stock is listed on the Nasdaq National Market under the symbol "UTCI." On October 4, 2000, the closing sale price for Uniroyal common stock, as reported on the Nasdaq National Market, was $12.98. We advise you to obtain a current market quotation for Uniroyal common stock.

                         -------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                         -------------------------------


   The date of this prospectus supplement is October 5, 2000.


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                              SELLING STOCKHOLDERS

         The selling stockholders are offering and selling a total of 29,052 shares of the 1,531,656 shares of Uniroyal common stock that are being offered and sold by selling stockholders under the prospectus. The shares being offered under this prospectus were originally issued to the selling stockholders in connection with Uniroyal's recently completed acquisition of Sterling. In connection with the acquisition, we agreed to register these shares under the Securities Act of 1933.

         The following table sets forth, to the best of our knowledge, based on information provided to us by the selling stockholders:

"        the number of shares of Uniroyal common stock owned by each selling stockholder; and

"        the number of shares being offered by each selling stockholder under the prospectus.

         All information with respect to share ownership has been provided by the selling stockholders. Except as described below, none of the selling stockholders holds any position or office with, or has otherwise had a material relationship with, Uniroyal for the past three years. Because the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of the shares of common stock owned by them since the date as of which they provided the information regarding their share ownership in transactions exempt from the registration requirements of the Securities Act of 1933, no estimate can be given as to the number of shares of common stock that will be held by the selling stockholders after the offering.

---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
                                                        Number of Shares                       Number of
                                                        of Common Stock                        Shares of
                                                       Beneficially Owned                    Common Stock
         Name of Selling Stockholder                    Before Offering*                     Being Offered
---------------------------------------------- ----------------------------------- ----------------------------------

---------------------------------------------- ----------------------------------- ----------------------------------
Ann K. Avery & Dennis T. Avery                                 5,384                              5,384
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
Carosa Limited                                                 1,481                              1,481
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
David Fuchs                                                    4,444                              4,444
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
Dan German                                                       740                                740
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
Griffis International Limited                                  1,851                              1,851
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
Thomas P. Kemp                                                   184                                184
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
Librion Group, Inc.                                            1,851                              1,851
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
Matti Packalen                                                    45                                 45
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
Petara Limited                                                 1,481                              1,481
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
Anneli H. Rahn                                                 9,370                              9,370
---------------------------------------------- ----------------------------------- ----------------------------------
---------------------------------------------- ----------------------------------- ----------------------------------
Armand Tatevosian                                              2,221                              2,221
---------------------------------------------- ----------------------------------- ----------------------------------


* Generally, only selling stockholders identified in the foregoing table who beneficially owned the shares of Uniroyal common stock set forth in the "Number of Shares of Common Stock Being Offered" column may sell those shares pursuant to the registration statement of which this prospectus forms a part. Uniroyal may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

